UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 4, 2005


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-13305                                  75-1971716
(Commission file number )                (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas       79701
  (Address of principal executive offices)       (Zip code)


                                 (432) 684-3727
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

         On May 4, 2005 Parallel Petroleum Corporation mailed notice that it will redeem all 950,000 outstanding shares of its 6% Convertible Preferred Stock (the "Preferred Stock") on June 6, 2005 (the "Redemption Date"), at a price of $10.00 per share, plus cash in an amount equal to all accumulated and unpaid dividends on the Preferred Stock up to the Redemption Date. In lieu of redemption, holders of the shares of Preferred Stock can convert all or any portion of their shares prior to 5:00 p.m., Midland Texas time, on or before the Redemption Date into approximately 2.8571 shares of common stock of Parallel Petroleum Corporation for each share of Preferred Stock converted, plus cash for any fractional share and for all accumulated and unpaid dividends up to the Redemption Date. For further information concerning the redemption, see the press release filed as an exhibit to this report.

Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1 Press Release dated May 3, 2005, issued by Parallel Petroleum Corporation








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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PARALLEL PETROLEUM CORPORATION


                                          By:  /s/ Larry C. Oldham
                                               -------------------------
                                               Larry C. Oldham, Chief Executive
                                               Officer and President


Dated:  May 4, 2005








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

                                  EXHIBIT INDEX


Exhibit No.                                      Description
-----------                          -------------------------------------

    99.1                             Press Release, dated May 3,
                                     2005, issued by Parallel
                                     Petroleum Corporation

                                                                  Exhibit 99.1

                                                                 PRESS RELEASE
 Parallel Petroleum Corporation
 1004 N. Big Spring Street, Suite 400   Contact: Cindy Thomason
 Midland, TX 79701   (432) 684-3727              Manager of Investor Relations
 http://www.plll.com                             cindyt@plll.com


                          PARALLEL PETROLEUM ANNOUNCES
                  REDEMPTION OF 6% CONVERTIBLE PREFERRED STOCK

MIDLAND, Texas, (BUSINESS WIRE), May 3, 2005 - Parallel Petroleum Corporation (NASDAQ: PLLL) announced today that it will give notice on or about May 4, 2005 that it will redeem for cash on June 6, 2005 (the "Redemption Date"), 950,000 shares of its privately held 6% Convertible Preferred Stock representing all of the outstanding shares of Preferred Stock. The redemption price is $10.00 per share, together with accumulated and unpaid dividends up to the Redemption Date. In lieu of redemption, at any time prior to 5:00 p.m., Midland Texas time, on the Redemption Date, holders of the Preferred Stock may convert all or any portion of their shares of Preferred Stock into shares of Parallel common stock. The holders electing to convert all or any portion of their Preferred Stock will receive approximately 2.8571 shares of common stock of Parallel for each share of Preferred Stock, together with the cash payable with respect to fractional shares and accumulated and unpaid dividends up to the Redemption Date. Dividends on the Preferred Stock will cease to accrue, and the Preferred Stock will no longer be deemed outstanding from and after the Redemption Date. All rights of the holders of the Preferred Stock, except the right to receive the redemption price, will cease on and after the Redemption Date. Payment of the redemption price will be made on or after the Redemption Date, and will be made only upon surrender of a holder's certificates representing shares of the Preferred stock to Parallel.

Additional information concerning the terms of the redemption and copies of the related documents may be obtained from Parallel at (432) 684-3727.

This press release does not constitute a redemption notice for the 6% Convertible Preferred Stock, which is made solely by the Notice of Redemption.

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.plll.com.

Forward-Looking Statements

The foregoing statements regarding Parallel's intentions with respect to the contemplated redemption and other transactions described above are forward-looking statements under the Private Securities Litigation Reform Act of 1995, and actual results could vary materially from the statements made. Parallel's ability to complete the redemption and other transactions described above successfully is subject to various risks, many of which are outside of its control, including prevailing conditions in the capital markets and other risks and uncertainties as detailed from time to time in the reports filed by Parallel with the Securities and Exchange Commission.